                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
State Farm Life Insurance Company and
Policy Owners of State Farm Life Insurance Company
Variable Life Separate Account


We consent to the inclusion in this Post-Effective Amendment No. 7 Registration Statement on Form S-6 (File No. 333-19521) of our reports dated February 20, 2002, on our audit of the financial statements of State Farm Life Insurance Company and on our audit of the financial statements of State Farm Life Insurance Company Variable Life Separate Account, and to the reference to our firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP

Chicago, IL
April 25, 2002